Exhibit 10.3

Execution Version

MAIN STREET CAPITAL CORPORATION
as Borrower,

BRANCH BANKING AND TRUST COMPANY,
MORTGAGE CUSTODY DEPARTMENT OF CORPORATE TRUST SERVICES
as Custodian

and

BRANCH BANKING AND TRUST COMPANY
as Administrative Agent

AMENDED AND RESTATED

CUSTODIAL AGREEMENT

Dated as of September 20, 2010

i

Section 24.	Merger or Consolidation of Custodian	14

Section 25.	Transmission of Investment Files	14

Section 26.	Authorized Representatives	15

Section 27.	Reproduction of Documents	15

Section 28.	Force Majeure	15

Section 29.	Confidentiality Agreement	15

Section 30.	No Amendments	16

Section 31.	Express Duties	16

Section 32.	Enforcement of Rights	16

Section 33.	No Proceedings	16

Section 34.	Custody Agreement	16

Exhibit 1	Intentionally Omitted

Exhibit 2	Trust Receipt

Exhibit 3	Request and Receipt for Release of Documents

Exhibit 4	Authorized Representatives of the Agent and Information for Notices

Exhibit 5	Authorized Representatives of the Borrower

Exhibit 6	Authorized Representatives of the Custodian

Exhibit 7	Form of List of Portfolio Investments

Exhibit 8	Form of Comfort Letter

Exhibit 9	Form of Bailee Letter

Exhibit 10	Form of Certification of Sale, Exchange, Transfer or Liquidation

ii

AMENDED AND RESTATED
CUSTODIAL AGREEMENT

THIS AMENDED AND RESTATED CUSTODIAL AGREEMENT (this “Agreement”), dated as of September 20, 2010, by and among Main Street Capital Corporation (the “Borrower”), Branch Banking and Trust Company, Mortgage Custody Department of Corporate Trust Services, not individually, but solely in its capacity as Custodian, having an address at 5130 Parkway Plaza Boulevard, Charlotte, North Carolina 28217 (the “Custodian”) and Branch Banking and Trust Company, acting in its capacity as agent (the “Agent”) for itself and for the other Secured Parties (as defined in the Credit Agreement described below).

PRELIMINARY STATEMENT

The Borrower and the Agent, among others, are parties to the Amended and Restated Credit Agreement, dated as of September 20, 2010 (as amended, supplemented, restated or otherwise modified and in effect from time to time, the “Credit Agreement”), pursuant to which the Borrower has the benefit, subject to the terms and conditions thereof, of advances from the Lenders (as defined in the Credit Agreement) to finance, among other things, the making of Portfolio Investments (as defined below) by the Borrower.

The Credit Agreement amends and restates in its entirety that certain Credit Agreement dated as of October 24, 2008 by and among Borrower, the Initial Guarantors, the lenders party thereto, and Branch Banking and Trust Company as a lender and as administrative agent (as amended or modified prior to the date of the Credit Agreement, the “Original Credit Agreement”).

Pursuant to the Credit Agreement, the Borrower is required to take such action as shall be necessary to maintain the perfection of the liens and security interests of the Agent, for the benefit of the Secured Parties (as defined in the Credit Agreement) on the Collateral (as defined in the Credit Agreement).  The Borrower desires to have the Custodian take possession of the related Investment File (as defined below) with respect to each Portfolio Investment, in accordance with the terms and conditions hereof.  The Borrower has agreed to deliver or cause to be delivered to the Custodian the documents specified in Section 2 of this Agreement with respect to the Portfolio Investments to be held pursuant to the terms of this Agreement.

The Custodian is a North Carolina banking corporation, and is otherwise authorized to act as Custodian pursuant to this Agreement.

This Agreement amends and restates in its entirety that certain Custodial Agreement dated as of October 24, 2008 by and among the Borrower, the Custodian and the Agent.

In consideration of the mutual undertakings herein, expressed, the parties hereto hereby agree as follow:

Section 1.                                            Definitions.

Unless otherwise defined herein, capitalized terms not otherwise defined herein are used as defined in the Credit Agreement, and the following terms shall have the following meanings:

Agreement:  shall mean this Agreement, as supplemented or amended from time to time.

Authorized Person:  shall have the meaning set forth in Section 26 of this Agreement.

Business Day:  means any day other than a Saturday or Sunday, or a day on which banking and savings and loan institutions in North Carolina are authorized or obligated by law or executive order to be closed, and a day on which the Custodian is open in the State of North Carolina.

Comfort Letter:  means a letter substantially in the form attached hereto as Exhibit 8 furnished to the Custodian by the Borrower in connection with the closing of the transactions creating a Portfolio Investment, a copy of which letter is delivered to the Custodian with the related Investment File.

Credit Agreement:  shall have the meaning set forth in the first paragraph of the Preliminary Statement.

Investment File:  means those documents listed in Section 2(a) of this Agreement that are delivered to the Custodian pursuant to Section 2 hereof or that otherwise come into the possession of the Custodian.

List of Portfolio Investments:  means a listing, substantially in the form of which is attached hereto as Exhibit 7, of all Portfolio Investments delivered to the Custodian (which List of Portfolio Investments may be in the form of microfiche or computer file or other medium acceptable to the Custodian).

Person:  shall mean an individual, general partnership, limited partnership, limited liability partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

Portfolio Investment:  shall have the meaning set forth in the Credit Agreement.

Trust Receipt:  shall mean a trust receipt, substantially in the form set forth on Exhibit 2 hereto, covering the Investment Files relating to the Portfolio Investment described therein, which trust receipt is issued to the Agent.

UCC:  shall mean the Uniform Commercial Code as in effect in the applicable jurisdiction.

Section 2.                                            Delivery of Investment Files.

(a)                                  Within five (5) Business Days of the date that the Borrower makes a Portfolio Investment, the Borrower shall deliver or cause the Borrower’s closing agent to deliver to the Custodian, the following documents pertaining to such Portfolio Investment, along with a Comfort Letter listing each document to be included in the Investment File for such Portfolio Investment so delivered to the Custodian, each of which Portfolio Investment shall be identified in a Schedule delivered in printed and electronic format therewith:

(i)                                     any and all original executed promissory notes issued by the Obligor pursuant to the applicable agreements evidencing such Portfolio Investment, together with an indorsement executed in blank;

(ii)                                  any and all original certificates representing equity interests pledged to secure the obligations of the Obligor relating to such Portfolio Investment, together with transfer powers for each such certificate, executed in blank; and

(iii)                               any and all original letters of credit, instruments, certificates of deposit or chattel paper or other original documents, the physical possession of which is necessary in order for the Agent, on behalf of the Secured Parties, to perfect or preserve the priority of its security interest therein.

(b)                                 From time to time, the Borrower shall forward to the Custodian additional documents of the type described in the foregoing clause (a) evidencing any assumption, modification, consolidation or extension of any Portfolio Investment, in accordance with the terms of the Credit Agreement, and upon receipt of any such additional documents, the Custodian shall hold such additional documents in accordance with the terms of this Agreement.  Any additional documents forwarded shall include a transmittal with instructions on filing and the name of the Portfolio Investment to which it relates and any other information reasonably requested by the Custodian.

Section 3.                                            Receipt of Investment Files.

After receipt of each Investment File, the Custodian shall deliver a Trust Receipt to the Agent in accordance with Section 6 hereof.

Section 4.                                            Obligations of the Custodian.

The Custodian hereby confirms that (i) with respect to Investment Files delivered to it on or before the date hereof, it has reviewed the List of Portfolio Investments therewith, and with respect to any subsequently delivered Investment Files, it will review the List of Portfolio Investments delivered therewith, (ii) with respect to Investment Files delivered to it on or before the date hereof, it holds such Investment Files corresponding to each Portfolio Investment listed on the List of Portfolio Investments to which it relates and, with respect to any subsequently delivered Investment Files, it will hold such Investment Files corresponding to each Portfolio Investment listed on the List of Portfolio Investments to which it relates and (iii) for each

Portfolio Investment, each Investment File contains each of the documents listed on Schedule A to the Comfort Letter relating to such Portfolio Investment (excluding the items listed on the schedule of exceptions attached to the related Trust Receipt) and if Schedule A to the Comfort Letter indicates that a document is an original, the Custodian confirms that it has received such original document (except as indicated on the schedule of exceptions attached to the related Trust Receipt).  The Custodian shall create a separate account in the name of the Borrower in which all assets, including the Portfolio Investments and any Investment Files, shall be held, subject to the security interests of the Agent pursuant to the Collateral Documents.  The Custodian shall dispose of or release such assets only upon the receipt of proper instruction from the Authorized Persons of the Borrower or as otherwise specifically set forth in this Agreement.

The Custodian hereby acknowledges that, (A) to secure its obligations under the Credit Agreement, the Borrower has granted a security interest to the Agent in its Portfolio Investments and related assets with respect to the Obligations (as defined in the Credit Agreement) including, without limitation, each document listed on the schedule to each Trust Receipt and (B) (i) it has in its physical possession the related Investment File with respect to each Portfolio Investment listed on the schedule to each Trust Receipt (excluding the items listed on the schedule of exceptions attached to the related Trust Receipt, if any) (the “Property”), (ii) it will hold the Property as bailee for and on behalf of the Agent for purposes of perfecting the interests of the Agent therein, for the benefit of the Secured Parties (as defined in the Credit Agreement), as provided in Section 9-313 of the UCC, and (iii) it is not holding the Property on behalf of the Borrower or any other person or entity (including itself).  The Custodian agrees that it will continue to hold the Property in its possession and not transfer the Property without the prior written consent of the Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower, except in accordance with this Agreement.  Following indefeasible payment in full of all amounts owing under the Loan Documents in respect of the Obligations, and the cancellation or termination of the commitments under the Credit Agreement and any other contingent obligations, the security interest of the Agent shall be released in accordance with the terms of the Loan Documents and the Property shall revert to the Borrower.

The Custodian hereby agrees to hold all documents evidencing or representing ownership in or the Borrower’s interest or investment in a Portfolio Investment which have been or are delivered to the Custodian by the Borrower or by any other third party at the written direction of the Borrower, including without limitation all promissory notes, certificates and other “instruments” within the meaning of the UCC, as agent and bailee of the Agent, as secured party, and acknowledges that this Agreement constitutes notice in accordance with the UCC and other applicable law of the Agent’s security interest in such collateral and does hereby consent thereto.  The Custodian shall hold all documents received by it constituting the related Investment File with respect to each Portfolio Investment as described in the preceding paragraph, and shall make disposition thereof only in accordance with the terms of this Agreement.  The Custodian shall segregate and maintain continuous custody of all documents constituting each Investment File in a fire resistant vault in accordance with customary standards for such custody, and such Investment Files shall be clearly marked with appropriate notation in the Custodian’s computer files to indicate that the Investment Files are held by the Custodian pursuant to this Agreement in a custodial capacity only. The Borrower and the Agent shall have the opportunity to inspect the filing procedures, facilities, and the security procedures.  The Agent has made such inspection and has found them to comply with this Agreement.

The Custodian shall conduct, or cause to be conducted, periodic reviews of all items held by it under this Agreement in such a manner as shall enable the Agent or the Borrower to verify the accuracy of the Custodian’s record keeping.

The Custodian agrees and covenants that it will separately identify the related Investment Files with respect to each Portfolio Investment delivered to the Custodian pursuant to this Agreement from any and all other files, documents or agreements at any time or from time to time delivered to the Custodian by or on behalf the Borrower or any of its affiliates.

In the event that (i) the Agent, the Borrower or the Custodian shall be served by a third party with any type of levy, attachment, writ or court order with respect to any Investment File or any document included within an Investment File or (ii) a third party shall institute any court proceeding by which any Investment File or a document included within an Investment File shall be required to be delivered otherwise than in accordance with the provisions of this Agreement, the party receiving such service shall promptly deliver or cause to be delivered to the other parties to this Agreement copies of all court papers, orders, documents and other materials concerning such proceedings. The Custodian shall, to the extent permitted by law and any court order, continue to hold and maintain all Investment Files that are the subject of such proceedings pending an order of a court of competent jurisdiction permitting or directing disposition thereof.  Upon final determination of such court, and if permitted by such determination, the Custodian shall release such Investment File or any document included within such Investment File as directed in writing by the Borrower (with notice to the Agent), or, if a Default or Event of Default has occurred and is continuing, the Agent, which shall give a direction consistent with such court determination. The Custodian shall have no obligation to monitor or appear in any such proceeding on behalf of or in the name of the Borrower or the Agent.  Expenses and fees (including without limitation, attorney’s fees) of the Custodian incurred as a result of such proceedings shall be borne by the Borrower.

Section 5.                                            Representations and Warranties of the Custodian.

The Custodian represents and warrants to the Administrative Agent that:

(a)                                  The Custodian (i) is duly organized, validly existing and in good standing under the laws of North Carolina, (ii) has full corporate power and authority to conduct its business and affairs as a custodian and (iii) is a bank having the qualifications prescribed in Section 26(a) of the Investment Company Act of 1940, as amended (the “1940 Act”) for the trustees of unit investment trusts.

(b)                                 The Custodian hereby represents and warrants that it does not control, is not controlled by, nor is under common control with (either directly or indirectly) the Borrower or any of its affiliates.

(c)                                  This Agreement, when executed and delivered by the Custodian, shall constitute the valid, legal and binding obligation of the Custodian, enforceable against the Custodian in accordance with its terms, except as the enforcement thereof may be limited by applicable receivership or similar debtor relief laws and that certain equitable remedies may not be available regardless of whether enforcement is sought in equity or at law.

(d)                                 The Custodian is not in material breach of any material agreement to which it is a party.

(e)                                  By execution of this Agreement, the Custodian represents, warrants and covenants that it does not currently hold, and during the existence of this Agreement shall not hold, any adverse interest, by way of security or otherwise, in any Portfolio Investment, and hereby waives any lien which the Custodian might have pursuant to statute or otherwise available at law or in equity on the Portfolio Investments and the documents constituting the related Investment File with respect to each Portfolio Investment held by the Custodian hereunder, including all monies and proceeds derived therefrom or relating thereto.

(f)                                    The Custodian shall not, except with respect to the Custodian’s right to receive its reasonable and customary fees and expenses hereunder, at any time exercise or seek to enforce any claim, right or remedy, including any statutory or common law rights of set-off, if any, that the Custodian may otherwise have against all or any part of an Investment File, a Portfolio Investment, or any proceeds of the foregoing or against the Borrower or the Agent.

(g)                                 The Custodian maintains insurance as required by Section 13 hereof.

The representations and warranties of the Custodian set forth above shall survive the execution, delivery and termination of this Agreement shall inure to the benefit of the Agent and the Borrower so long as this Agreement is in effect.

Section 6.                                            Trust Receipts.

Within two Business Days after the receipt of the Investment Files pursuant to Section 2 hereof or such other time period mutually agreed to by the Borrower, the Agent and the Custodian, the Custodian shall ascertain that (i) all documents required to be delivered to it are in its possession, and (ii) that each note, certificate or other original collateral document, if any, listed in Schedule A to each Comfort Letter is an original, executed counterpart of such document, except as set forth on the exception schedule and (iii) shall deliver to the Agent a Trust Receipt substantially in the form of Exhibit 2 attached hereto.

Each Trust Receipt issued hereunder shall be numbered sequentially, and the Custodian shall maintain a record of such numbers and the name of the party to which such Trust Receipt was issued.

The Custodian makes no representation as to:  (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Investment File or (ii) the collectability, insurability, effectiveness or suitability of any Portfolio Investment.  The Custodian shall have no obligation to verify the receipt of any documents, the existence of which was not delivered or not made known to the Custodian as part of the Investment File, and the Custodian shall have no obligation to determine whether the recordation of any document is necessary, nor shall the Custodian be responsible for the value, form, substance, validity, perfection, priority, effectiveness or enforceability of any of such documents.

The Custodian shall provide the Agent and the Borrower with an exception report which shall be attached to such Trust Receipt and shall specifically identify any missing endorsements or documents required to be delivered to the Custodian pursuant to Section 2 and the party or parties whose signatures may be required for any such endorsement.  The Custodian shall have no duty to obtain any missing endorsement or document.  The Custodian shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, executed by an authorized officer, or appropriate for the represented purpose or that they are other than what they purport to be on their face.

Section 7.                                            Future Defects.

During the term of this Agreement, the Custodian shall immediately notify the Agent and the Borrower of any defect with respect to an Investment File or any failure on its part to hold the Investment Files as herein provided.

Section 8.                                            Release.

(a)                                  From time to time and as requested by the Agent, the Custodian is hereby authorized, upon receipt from the Agent of a request and receipt for release of documents, in substantially the form annexed hereto as Exhibit 3, reasonably believed by the Custodian to be signed by an Authorized Person of the Agent whose name appears on Exhibit 4 hereof to release to the Agent or its designee the related Investment File or the documents set forth in such request and receipt of such Person.  The Agent agrees with Borrower that it will not make any request for release unless a Default or Event of Default has occurred and is continuing.

(b)                                 From time to time so long as no Default or an Event of Default has occurred and is continuing, in connection with a sale, transfer, exchange, liquidation, payment in full or modification or extension of any Portfolio Investment in the ordinary course of business, and subject to the other provisions set forth in this Section 8, the Custodian is also authorized, upon receipt from the Borrower of a request and receipt for release of documents, in substantially the form annexed hereto as Exhibit 3, reasonably believed by the Custodian to be signed by an Authorized Person of the Borrower whose name appears on Exhibit 5 hereof, to release the related Investment File or the related documents set forth in such request and receipt for release to a party other than the Borrower or any of its Affiliates.  The Borrower shall provide a copy of any such request and receipt for release to the Agent simultaneously with the delivery thereof to the Custodian.  At any time when three (3) or more Investment Files are currently released pursuant to any request by or on behalf of the Borrower, the Custodian shall, prior to giving effect to such release, obtain the consent of the Agent prior to complying with such requested release (which consent shall not be unreasonably withheld prior to the occurrence and continuance of any Default or Event of Default).  The Custodian shall promptly notify the Agent after it has released any Investment File or any document therein.  Any transmittal of documentation pursuant to a request and receipt for release under this clause (b) shall be under the cover of a transmittal letter substantially in the form of the Bailee Letter attached as Exhibit 9 hereto, duly completed and executed by the Custodian.  The Custodian shall retain the executed Bailee Letter in the stead of the related Investment File and shall notify the Agent and the Borrower in the event that the third party designated to receive such Investment File or such documents fails to execute and deliver to the Custodian a countersignature to the Bailee Letter within three (3) Business Days of delivery thereof.

(c)                                  The Custodian shall release any requested Investment Files pursuant to the foregoing at the direction of the Borrower or the Agent, as the case may be, on the same day, if the request therefor is received by the Custodian prior to 2:00 p.m. Eastern time, or, otherwise, on the next succeeding Business Day after receipt of a request of release therefor.  The Custodian shall maintain a list of the Investment Files or if less than the entire Investment File, the documents released.  Upon return of the documents or the Investment File, the Custodian shall maintain a list of the Investment Files or the documents returned.

(d)                                 The Borrower covenants and agrees that:

(i)                                     in the case of any documents of a type described in clauses 2(a)(i) or 2(a)(iii), it shall not make any request for the release thereof until the obligations of the Obligor under the related Portfolio Investment have been repaid in full, except for (A) ultimate sale or exchange, and in such case the Borrower further agrees that all cash proceeds thereof shall be deposited in a deposit account that is the subject of a control agreement that creates a valid and perfected first-priority security interest in and lien in favor of the Administrative Agent for the benefit of the Secured Parties or (B) renewal, amendment or registration of transfer; provided that any document received in replacement, substitution or exchange thereof is delivered to the Custodian prior to release of the existing original;

(ii)                                  it shall not, directly or indirectly, maintain physical possession or “control” within the meaning of the UCC of any Investment Files or documents released pursuant to this Section 8 or instruct any Person to release or deliver the Investment Files or any documents to it or any of its Affiliates or any agent on its or their behalf (other than the Agent);

(iii)                               it shall instruct each third party to which an Investment File is delivered pursuant to clause (b) to execute and deliver to the Custodian a countersignature to the Bailee Letter delivered to such Person in connection therewith (which delivery may be by facsimile) and, in the event that such Person fails to do so within three (3) Business Days of receipt of any Investment File or documents, and the Portfolio Investment relating to such Investment File or document has not yet been sold, exchanged, transferred, liquidated or paid in full, it shall direct such Person, and shall use its best efforts to cause such Person, to immediately return the Investment File and any documents to the Custodian;

(iv)                              it shall promptly instruct such third parties to whom any Investment File or documents have been delivered to return to the Custodian any Investment File or other such documents when the need therefor no longer exists, unless the Portfolio Investment shall be sold, exchanged, transferred or liquidated, in which case, thereupon it shall, in substantially the form annexed hereto as Exhibit 10, certify to the Custodian and the Agent that such sale, transfer or liquidation has occurred;

(v)                                 at any time an Investment File or documents therein are not held by the Custodian or by a bailee that has executed and delivered a valid, binding and effective Bailee Letter in favor of the Agent , the related Portfolio Investment shall not be eligible for inclusion in the Borrowing Base unless otherwise agreed in writing by the Agent in its sole discretion; and

(vi)                              it shall not make any request for release of any Investment File or documents therein if, after giving effect to such release, a Default shall occur and be continuing.

The Agent shall have the right to instruct the Custodian not to release, and Custodian in such instance agrees not to so release, an Investment File if, in its good faith judgment, the Agent believes that the Borrower’s request does not or shall not comply with the foregoing covenants.

(e)                                  Any Person may provide an electronic transmission for release of documents in a form agreed to in advance of the initial transmission by the Borrower, the Agent and the Custodian containing information readable without intervention by the Custodian’s data processing operations or computer hardware and software staff, and arranged in a record layout to be specified by the Custodian (a “Paperless Release Request”).  All parties agree to maintain and control access to electronic signature information and assume liability for any unauthorized use thereof.  Such parties also agree to maintain accurate records of electronic transactions related to the Investment Files.  Each such Person hereby authorizes the Custodian to automatically append the electronic signature of an Authorized Representative to the applicable request for release of documents and agrees and acknowledges that by appending such Authorized Representative’s electronic signature, the Custodian shall be entitled to rely thereon.  For purposes of this Agreement, the term “electronic signature” is defined as an “electronic identifier intended by the person using it to have the same force and effect as the use of a manual signature.”  Each Paperless Release Request shall be confirmed in writing and delivered to all parties in accordance with Section 19.  All parties agree in advance to comply with all of the Custodian’s security and record layout standards in connection with any Paperless Release Request as may be amended from time to time upon notice from the Custodian to such parties.  The Custodian reserves the right to restrict or suspend such parties’ access to the Custodian’s computer systems for maintenance or repairs or for any other reason in the Custodian’s sole discretion, provided, however, that the Custodian shall promptly provide such parties notice of such restriction or suspension.  Notwithstanding the foregoing, such parties are authorized to transmit, and the Custodian is authorized to accept, signed facsimile copies of requests for release.

Section 9.                                            Procedures Upon Default.

(a)                                  The Agent shall notify the Custodian when a Default or an Event of Default has occurred and is continuing.  No knowledge of any Default or Event of Default will be implied against the Custodian in the absence of such notice.  The

Custodian shall have no duty to inquire whether a Default or an Event of Default has occurred and is continuing.

(b)                                 Following notification by the Agent (which may be by facsimile) to the Custodian that a Default or an Event of Default has occurred and is continuing, the Custodian shall not release any item relating to any Portfolio Investment (including without limitation the Investment Files) to the Borrower or any other Person without the express prior written consent and at the direction of the Agent.

(c)                                  Upon the written direction of the Agent from and after the occurrence of a Default or an Event of Default, the Custodian shall submit for recording and/or filing any assignments, instruments of transfer or other documents with respect to each Portfolio Investments.  The Borrower shall be responsible for all reasonable out-of-pocket costs and expenses of the Custodian associated with the recording and/or filing of any such assignments, instruments of transfer or other documents with respect to the Portfolio Investments.

Section 10.                                      Fees and Expenses of Custodian.

All reasonable fees of the Custodian for its services under this Agreement, and any reasonable expenses incurred by the Custodian (including but not limited to reasonable counsel fees), will be promptly paid and reimbursed by the Borrower, or its affiliate, pursuant to a fee agreement between the Borrower, or its affiliate, and the Custodian.

Section 11.                                      Removal of Custodian.

(a)                                  The Agent or the Borrower, upon (i) at least thirty (30) days prior written notice to the Custodian and the other party, may remove and discharge the Custodian (or any successor custodian thereafter appointed), with cause, and (ii) at least sixty (60) days prior written notice to the Custodian and the other party, and with the consent of the other party (which consent shall  not be unreasonably withheld), may remove and discharge the Custodian (or any successor custodian thereafter appointed), without cause, from the performance of its obligations under this Custodial Agreement; provided, that, if a Default or an Event of Default has occurred and is continuing, (Y) the Borrower’s consent shall not be required as a condition to Agent’s removing or discharging the Custodian without cause, and (Z) the Borrower shall have no right to remove or discharge the Custodian without cause.  Promptly after the giving of notice of removal of the Custodian, the Agent shall appoint, by written instrument, a successor custodian, which appointment shall, unless a Default or an Event of Default has occurred and is continuing, require the consent of the Borrower, which consent shall not be unreasonably withheld. One original counterpart of such instrument of appointment shall be delivered to each of the Agent, the Borrower, the Custodian and the successor custodian.

(b)                                 In the event of any such removal, the Custodian shall promptly transfer to the successor custodian, as directed in writing, all the Investment Files being administered under this Custodial Agreement. The cost of the shipment of Investment Files shall be at the expense of the Custodian, in the event of a removal for cause, and otherwise at the expense of the Borrower. The Borrower shall be responsible for the fees and expenses of the successor custodian.

Section 12.                                      Examination of Investment Files.

Upon reasonable prior written notice to the Custodian, the Borrower and the Agent and their respective agents, designees, accountants, attorneys and auditors will be permitted during normal business hours to examine the Investment Files.  In addition, the Custodian shall permit access during normal business hours to vendors, professionals and others employed by the Borrower for the purpose of reviewing and repairing document deficiencies contained in the Investment Files.  All records relating to the Borrower’s assets shall remain the property of the Borrower, and the Custodian shall maintain such records in accordance with the 1940 Act.  Any such examination shall be subject to the reasonable procedures of the Custodian.  The Borrower shall indemnify and hold the Custodian harmless from all claims, costs, expenses, losses and damages incurred by the Custodian as a result of the loss or misplacement of any Investment Files or documents or papers contained in the Investment Files while in the possession of the examining party, except in the case of any loss or misplacement resulting from the gross negligence or willful misconduct of the Agent or its respective agents, designees, accountants, attorneys or auditors.

The Investment Files will initially be maintained at the Custodian’s office located at 5130 Parkway Plaza Boulevard, Charlotte, North Carolina 28217 and the Custodian will provide at least 30 days prior written notice to the Borrower and the Agent before such location is changed.

Section 13.                                      Insurance of Custodian.

At its own expense, the Custodian shall maintain at all times during the existence of this Agreement and keep in full force and effect fidelity insurance, theft of documents insurance, and such insurance shall be in amounts with standard coverage and subject to deductibles as is customary for insurance typically maintained by banks which act as custodian of assets similar to the Portfolio Investments, and in no event in an annual amount less than $1,000,000.

Section 14.                                      Counterparts.

For the purpose of facilitating the execution of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

Section 15.                                      Governing Law/Submission to Jurisdiction.

This Agreement shall be deemed to have been made in and shall be construed in accordance with the laws of the State of North Carolina and its validity, construction and effect shall be governed by the internal laws of the State of North Carolina applicable to agreements wholly performed therein.  The appropriate state and federal courts located in the County of Mecklenburg or the County of Forsyth in the State of North Carolina shall be an appropriate venue for any action, suit or other proceeding arising from or based upon this Agreement.  The parties hereto waive any objection to the propriety or convenience of venue in such courts or to the jurisdiction of such courts over any party and agree that any judgment entered therein may be enforced with no further defense or offset in any jurisdiction in which the defendant is a citizen, resides or owns property.  Nothing in this Section 15 shall affect the right of the Agent to bring any action or proceeding against any party hereto or its property in the courts of any other jurisdiction.

Section 16.                                      Copies of Documents from Investment Files.

Upon the request of the Borrower or, with notice to the Borrower, the Agent and at the cost and expense of the Borrower (including fees and expenses associated with researching and making its copies), the Custodian shall provide the Borrower or the Agent with copies of the documents in the related Investment File with respect to each Portfolio Investment.

Section 17.                                      Resignation of Custodian.

The Custodian may resign upon at least 60 days prior written notice to the Borrower and the Agent.  Upon such resignation, the Agent may appoint a successor custodian in accordance with Section 11 hereof, and the resigning Custodian shall immediately comply with the provisions of such Section 11.  If a successor is not appointed within forty-five (45) days, the Custodian may petition a court of competent jurisdiction for a successor. Regardless of the reasons for the removal or resignation of the Custodian, the obligations of a removed or resigning Custodian under this Custodial Agreement and its status as custodian for and bailee of the Agent with respect to the Collateral covered hereby shall continue until all of the Investment Files being administered under this Custodial Agreement have been transferred to the successor custodian in accordance with Section 11.  The payment of such successor custodian’s fees shall be solely the responsibility of the Borrower.

Section 18.                                      Term of Agreement.

Promptly after written notice from the Agent of the termination of the Credit Agreement and payment in full of all amounts owing to the Secured Parties and the Agent thereunder, the Custodian shall deliver all documents remaining in the Investment Files to the Borrower in accordance with the Borrower’s written instructions.  The Borrower shall not be obligated to pay any fees or expenses of the Custodian, except for shipping costs, attributable to periods following delivery of the Borrower’s written delivery instructions to the Custodian.

Section 19.                                      Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by the recipient party at the address shown on the first page hereof or at such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date actually delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

If to Borrower:

Main Street Capital Corporation
1300 Post Oak Boulevard, Suite 800
Houston, Texas  77056
Attention:  Rodger Stout
Telephone:  (713) 350-6000
Facsimile:  (713) 350-6042

If to the Agent:

At such address, phone number and facsimile number as set forth in Exhibit 4 hereto.

If to the Custodian:

Branch Banking and Trust Company,
Mortgage Custody Department of Corporate Trust Services
5130 Parkway Plaza Boulevard
Charlotte, North Carolina 28217-1964
Attention:  Susan Tittl
Telephone:  (704) 954-1852
Telecopy:  (704) 954-1830

Section 20.                                      Successors and Assigns.

Except as provided herein, the Custodian may not assign its rights or delegate its obligations under this Agreement without the express written consent of the Borrower and the Agent.  Any attempted assignment of rights or delegation of duties by the Custodian without such consent shall be void.  This Agreement shall inure to the benefit of the successors and assigns of the parties hereto.

Section 21.                                      Liability of the Custodian.

Neither the Custodian nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith in good faith and believed by it or them to be within the purview of this Agreement, including without limitation in the selection of shippers and methods of shipment, except for its or their own gross negligence or willful misconduct.  In no event shall the Custodian or its directors, officers, agents and employees be held liable for any special, indirect or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith.  The Custodian shall not be responsible to any party for recitals, statements or warranties or representations of the Borrower contained herein or in any document or be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any participation and servicing agreement with respect to the Portfolio Investments on the part of the Borrower, except as may otherwise be specifically set forth herein.

Section 22.                                      Indemnification.

The Borrower agrees to defend, indemnify and hold the Custodian and its directors, agents and employees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursement of any kind or nature whatsoever, including reasonable attorney’s fees, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of this Agreement or any action taken or not taken by it or them hereunder unless such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs or expenses are determined by a final judicial decree to result from the gross negligence, lack of good faith or willful misconduct of the Custodian, its directors, officers, agents or employees.  The foregoing indemnification shall survive any termination of this Agreement or the resignation or removal of the Custodian.

Section 23.                                      Custodian’s Reliance.

In the absence of bad faith on the part of the Custodian, the Custodian may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instructions, certificate, opinion or other document furnished to the Custodian, believed by the Custodian to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Agreement; but in the case of any Investment File or other request, instruction, document or certificate which by any provision hereof is specifically required to be furnished to the Custodian, the Custodian shall be under a duty to examine the same to determine whether or not it conforms to the requirements of this Agreement.  The Custodian may consult with outside counsel approved by the Borrower and any opinion shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel.

Section 24.                                      Merger or Consolidation of Custodian.

Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian under this Agreement, without the execution of filing of any paper or any further act on the part of the parties hereto, anything herein to the contrary notwithstanding.

Section 25.                                      Transmission of Investment Files.

The Custodian shall use United Parcel Service, Federal Express or other nationally recognized overnight courier service for the purpose of transmission of the Investment Files in the performance of the Custodian’s duties hereunder.  The Borrower will arrange for the provision of such services at its sole cost and expense (or, at the Custodian’s option, reimburse the Custodian for all costs and expenses incurred by the Custodian consistent with such instruction) and will maintain such insurance against loss or damage to Investment Files as the Agent deems appropriate.  Without limiting the generality of the provisions of Section 21 above, it is expressly agreed that in no event shall the Custodian have any liability for any losses or damages to any person, including without limitation, the Borrower, arising out of actions of the Custodian consistent with instructions of the Borrower.

Section 26.                                      Authorized Representatives.

Each representative of the Agent, the Borrower and the Custodian who is named on Exhibit 4, Exhibit 5, or Exhibit 6 hereto, respectively (an “Authorized Person”) is authorized to give and receive notices, requests and instructions, to deliver certificates and documents in connection with this Agreement on behalf of the Agent, the Borrower or the Custodian, respectively, and may, by delivering to the others a revised exhibit, change the information previously given, but each of the other parties hereto shall be entitled to rely conclusively on the last exhibit until receipt of a superseding exhibit.

Section 27.                                      Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process.  The parties agree that any such production shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 28.                                      Force Majeure.

To the maximum extent permitted by law and notwithstanding any other provision of this Agreement, the Custodian will not be liable for, and the Borrower hereby releases the Custodian from responsibility for all losses, claims, liabilities, expenses (including counsel fees both outside and internal allocated costs) and damages due to errors, delays or inaccuracies in transmission and from all liability for losses arising out of interruption of business due to acts of God, acts of governmental authority, acts of a public enemy, or due to any and all wars, riots, fires, floods, civil commotion, insurrections, labor difficulties, severe weather conditions, interruption, delay in, or loss (partial or complete) of electrical power or external computer (hardware or software) or communications services, strikes or other labor disturbance by employees or nonaffiliates, government, judicial or regulatory organization order, rule or regulation; energy or natural resource difficulty or storage, and inability to obtain materials, equipment or transportation and equipment, system and software failures or any other causes beyond the reasonable control of the Custodian, preventing or delaying performance of any obligation under this Agreement.  This release shall survive termination of this Agreement.

Section 29.                                      Confidentiality Agreement.

The Custodian acknowledges that the Investment Files may contain information which the Borrower deems “confidential”, “proprietary” and “secret.”  The Custodian shall hold and, shall at all times ensure that its employees and agents hold in confidence all information contained in the Investment Files, and will prevent (a) the disclosure by it or its agents or employees to others of any such proprietary, confidential or secret information of the Portfolio Investments or (b) the use of such information other than for purposes set forth herein, unless authorized to do so in writing by the Borrower.

Section 30.                                      No Amendments.

No amendments or modifications to this Agreement shall be effective unless agreed to in witting by all the parties hereto.

Section 31.                                      Express Duties.

It is expressly agreed by the parties hereto that the Custodian has no duties or obligations regarding the Investment Files other than that specifically set forth in this Agreement and has no obligation to sign any documents except for those specifically agreed to be executed by the Custodian under this Agreement as custodian and the Custodian shall not be required to place its funds at risk and may require written indemnification for any action requested to be taken that is not specifically set forth in this Agreement.  The Custodian may without incurring any liability to any person delay performance hereunder to verify the authority of any Authorized Person or to consult with its legal counsel.

Section 32.                                      Enforcement of Rights.

The Custodian and the Borrower each acknowledge that the Agent shall have the right, subject to the terms of the Loan Documents, to enforce the Borrower’s rights and remedies under this Agreement, including, without limitation, the right at any time to enforce this Agreement and the obligations of the Custodian hereunder, and the right at any time to give or withhold any and all consents, requests, notices, directions, approvals, demands, extensions or waivers under or with respect to this Agreement with respect to Investment Files; provided, however, that the Agent shall not be obligated to perform any of the obligations of the Borrower under this Agreement.  The Custodian acknowledges that the rights of the Agent with respect to the rights and remedies in connection with any indemnification or any breach of any representation, warranty or covenant made by the Custodian under this Agreement shall be continuing and shall survive any termination of this Agreement.

Section 33.                                      No Proceedings.

The Custodian hereby agrees that it will not institute suit against the Borrower, or join any other Person in instituting against the Borrower, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other proceedings under any federal or state bankruptcy or similar law.  The foregoing shall not limit the Custodian’s right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than the Custodian.

Section 34.                                      Custody Agreement.

Each party hereto represents that this Agreement is a 1940 Act custody agreement and shall be interpreted in accordance therewith; provided, however, that nothing in the foregoing shall be deemed to adversely affect the perfection of the security interests of the Agent for the benefit of the Secured Parties in the Collateral pursuant to the provisions of this Agreement.

IN WITNESS WHEREOF, the Borrower, the Agent and the Custodian have caused their names to be duly signed hereto by their respective officers’ thereunto duly authorized, all as of the first above written.

BORROWER:

MAIN STREET CAPITAL CORPORATION

By:		/s/ Todd A. Reppert
	Name:	Todd A. Reppert
	Title:	President and Chief Financial Officer

CUSTODIAN:

BRANCH BANKING AND TRUST COMPANY, MORTGAGE CUSTODY DEPARTMENT OF CORPORATE TRUST SERVICES

By:		/s/ Susan Tittl
	Name:	Susan Tittl
	Title:	Vice President

AGENT:

BRANCH BANKING AND TRUST COMPANY, as Agent

By:		/s/ Gregory Drabik
	Name:	Gregory Drabik
	Title:	Senior Vice President